Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statements on Forms S-8 (File Nos. 333-127045, 333-116435 and 333-67508) and on Form S-3 (File Nos. 333-115890, 333-108318, 333-100638, 333-82450 and 333-64710) of Celsion Corporation (the “Company”) of our report dated February 28, 2006, relating to the consolidated balance sheets of the Company as of December 31, 2005 and 2004, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2005 and 2004, the three months ended December 31, 2003 and for the fiscal year ended September 30, 2003 and our report dated February 28, 2006, relating to management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2005, which appear in the Company’s Form 10-K for the year ended December 31, 2005.

/s/ Stegman & Company

Baltimore, Maryland

March 17, 2006